Easy PC Computer Rental Limited
                       A Brocker Investments Group Company



                          SALARIED EMPLOYMENT CONTRACT

NAME:                    Jon Hugh Barker

POSITION:                General Manager

RESPONSIBLE TO:          C.E.O

LOCATED AT:              Gundry Street, Newton Auckland



[INITIALED]



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BETWEEN:                            Easy PC Computer Rentals Limited
AND                                 Jon Hugh Barker




COMMENCEMENT
OF EMPLOYMENT:                     1 July 1997

CONTRACT DATE:                     N/A


The terms and conditions contained herein supersede and replace any terms and conditions of employment that may have applied prior to the coming into force of this contract.

1.      DUTIES/RESPONSIBILITIES

A copy of your job description as attached outlines your duties and responsibilities of your position. Because of the changing nature of the business, other duties will be included as agreed between the parties from time to time. It is expected that those duties will be performed in accordance with the instructions of the Company and that you will devote all of your normal working hours and best endeavour to performing these duties outlined in a manner which will promote the interest of the company.

2.      HOURS OF WORK

        2.1. Your hours of work are a minimum of 40 per week to be worked on 5 days of the week Monday to Friday inclusive, between the hours of 8 am to 5.00 pm. Your hours of work and any conditions relating to them may be varied by mutual agreement.

        2.2. The Company may require you to work more than 40 hours per week to fulfil the responsibilities of your position. Payment for such time worked in excess of the weekly hours has been included in your salary package.

        You may be required to work on Saturday or Sunday as required from time to time by the Company.

        2.3. Rest periods and meal breaks may be taken at your discretion, of up to 1 hour per day.

        2.4. You are to attend all regular staff meetings and training courses as advised of from time to time whether within or outside working hours. The Company will reimburse your travel and accommodation costs and course fees for training courses undertaken outside of the Company.




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3.      REMUNERATION

        3.1.    Total package is $115,000 OTE per annum.

                3.1.1.  Your base salary is $ 60,000 per annum.

                3.1.2. Variable Component - Where you reach your budgeted targets approved by the company, you will receive the agreed commission on a monthly and/or quarterly basis. (refer Section 5)

                3.1.3. Company Motor Vehicle - You shall be provided with a motor vehicle in accordance with the Company's Motor Vehicle Policy. {with company fuel card provided.} or

                3.1.4. Motor Vehicle Allowance - You shall be paid an annual Motor Vehicle Allowance of $12,000 gross per annum {with company fuel card provided.}

        3.2. Expenses - Expenses incurred by you while performing our business shall be reimbursed according to the Company Expenses Policy.

4.      PAYMENT OF REMUNERATION

        4.1. Base salary will be paid monthly, direct into the bank account of your choice.

        4.2. Any variable component shall be paid by the 30th of the month following the bonus period, or the following Wednesday thereafter. Such payment shall be made by direct credit to the bank of your choice.

        4.3. The vehicle allowance shall be paid at the same time as the salary payment, and paid by direct credit as above.

        4.4. No deduction shall be made from your salary without your consent, except for time lost through sickness or default or accident to yourself, unless required by law or under clause 16.4.1.

        4.5. The Company will provide you with a statement of your earnings and deductions for a pay period at your request or where there is any change to your salary payments.

        4.6. The company reserves the right to change the paying of salaries to be on the 15th of each month or the following Monday thereafter, such payment being made in advance up to and inclusive of the end of the month. Three months notice of this change will be given.

5.      BONUS

        5.1. The bonus will be paid quarterly, no later than 30th of the month after the end of the quarter. It will be paid direct to the nominated bank account.

        5.2.    Format of the scheme

        5.3. Subject to budget against performance measured at a net profit level before taxation.




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6.      APPRAISAL

        6.1. An appraisal will be carried out at least annually, within one month of the anniversary of starting.

7.      STATUTORY HOLIDAYS

        7.1. Public holidays shall be granted and observed in accordance with the provisions of the Holidays Act 1981.

        7.2. Any time worked on a statutory holiday that has been authorised by your manager shall be taken in lieu on a day that is mutually agreed upon or credited to your annual holiday accumulation.

8.      ANNUAL HOLIDAYS

        8.1. Annual holidays are provided in accordance with the provisions of the Holidays Act 1981 and its amendments.

        8.2. Holiday entitlements are calculated to 31st December each year. If a full year has not been worked then entitlement is calculated at 6% of the ordinary gross pay earned to date.

        8.3. Where a full year has been worked, then three weeks holiday may be taken.

        8.4. Where your employment is terminated at the end of a period of employment which is less than one year, the Company shall pay you an amount equal to 6% of your gross taxable earnings, minus any holiday pay you have already received.

        8.5. Requests for annual leave must be submitted for approval at least 30 days in advance.

        8.6. All but one weeks leave is to be taken over the core holiday time from one week prior to Christmas to the end of January unless approved by the general manager.

        8.7. Service Holiday - Where you have completed 5 years current continuous service you shall become entitled to an annual holiday of 4 weeks instead of the 3 weeks provided for above.

        8.8. Long Service Leave - For every 10 years of continuous service you have completed you shall become entitled to a special holiday of two weeks.

9.      SICK LEAVE AND DOMESTIC LEAVE

        9.1. After completing 6 months current continuous service you shall be entitled to sick pay of 7 days for the following 12 month period and for each subsequent year of service thereafter.

        9.2.    Sick pay shall be accumulative to up to 21 days.

        9.3. The company may, at its discretion, require you to provide a medical certificate for any sick leave or domestic leave absence. You shall be required to provide a medical certificate where you




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                are absent for more than 2 days for sick leave or domestic leave absence.

        9.4. You shall ensure notice is given to us that you are sick or taking domestic leave, not later than one hour prior to your normal commencing time and you shall notify us as soon as possible when a return to work is likely.

        9.5. The Company shall also have the right to require you to produce additionally, a medical certificate at our expense, from a doctor nominated by ourselves.

        9.6. Domestic Leave - Where you have any unused sick leave entitlement, leave of up to 7 days per year shall be granted where you find it essential to stay at home in an emergency. This will be available in the event of illness of your spouse, a dependant child or parent, or maternity confinement. Such leave shall be treated as though it was due to your own sickness and this shall be set off against your own sick leave entitlement.

        9.7. Sick leave and domestic leave will not be paid on a day on which a holiday is being observed.

        9.8. Your manager may at their discretion grant additional sick leave or domestic leave with/without pay where special circumstances exist.

10.     BEREAVEMENT LEAVE

        10.1. In the event of the death of any of your immediate family, i.e. your spouse or defacto partner, child, stepchild, parent, brother, sister, mother-in-law, father-in-law, brother-in-law, sister-in-law, grandparent, or grandchild, the Company shall allow paid leave up to a maximum period of 3 days on each occasion. The Company may, at our discretion, ask you for confirmation of the bereavement.

        10.2. The company may at its discretion, grant additional leave without pay where the Company considers special circumstances exist.

11.     SPECIAL HOLIDAYS CLAUSE

Note that the entitlements in Clauses 9 and 10 are inclusive of and not in addition to the entitlements for Special Leave provided in Section 30 (A) of the Holidays Act 1981 and amendments.

12.     UNPAID LEAVE

Where you need to be away from work for personal reasons the company may grant limited time off work without pay. Such leave must be authorised by the company in advance. Please make a request for such leave as far ahead of the intended date as possible and talk to your manager regarding




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the  circumstances  for the leave.  Such  approved  leave must be recorded on an official leave application form.

13.     PARENTAL LEAVE

Parental Leave shall be granted in accordance with the provisions of the Parental Leave and Employment Protection Act 1987 and its amendments.

14.     JURY SERVICE

        14.1. Where you are obliged to undertake jury service, the difference between the fees (excluding reimbursing payments) paid by the Court and your salary shall be made up by ourselves provided:

        14.1.1. That you produce the Court expenses voucher to us.

        14.1.2. That you return to work immediately on any day that you are not actually serving on a jury.

        14.2. These payments shall be made for up to a maximum of 5 days in respect of each separate period of jury service.

        14.3.   You  must  advise  us  on  the  first   normal   workday   after
                notification of jury service is received.

15.     TUITION LEAVE

        15.1. Where, with the Company's prior written approval, you attend any job-related course during working hours, you shall be allowed paid time off.

        15.2. Where you pass all the necessary requirements and complete the course, the company may reimburse you for the cost of tuition and examination fees.

        15.3. Where you initiate and take tuition leave at your own request and where you terminate your own employment within 12 months of having the tuition fees or examination fees paid on your behalf you shall reimburse the Company for fees paid on a pro rata basis.

16.     TERMINATION OF EMPLOYMENT

        16.1. Notification - Employment may be terminated with 1 months notice by either party or where the employment is terminated by either party without notice 1 months pay shall be paid or forfeited in lieu of notice.

This provision shall not prevent us from summarily terminating the employment in the case of serious misconduct and/or serious breach of contract.




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        16.2.   For new  employees,  a three month trial period is  incorporated when required notice will be one week.

        16.3. Where a person is unable to do their job due to sickness employment may be terminated by due notice.

        16.4.   Deductions -

                16.4.1. Where company issued gear or property is lost, or in our opinion wilfully damaged it will be treated as a default by yourself and the company shall have the right to recover from you the cost of repairing or replacing any such items.

                16.4.2. Where  employment  is terminated by either party and the effective last day of duty is prior to the normal pay period end date, the company shall be entitled to deduct or recover such salary paid in advance.

        16.5.   Redundancy-

                16.5.1. In the event that your position  becomes  surplus to the needs of the company, you shall be given notice of termination in accordance with the provisions of clause 16.1.


                16.5.2. Redundancy compensation shall be calculated on the basis of four weeks pay for the first year of service with the Company and two weeks pay for each subsequent year of service. For the purposes of this clause, a week's pay shall be 1/52 of your annual salary.


                16.5.3. No  redundancy  compensation  shall  be  payable  in any situation where the termination of your employment arises as a result of the sale or transfer of the whole or part of the Company's business if the person acquiring the business or part being sold or transferred has offered you employment in the business or part being sold or transferred and the conditions of employment offered to you by the person acquiring the business or the part of the business being sold or transferred are similar to, or more favourable than, those provided for by this contract, or are otherwise acceptable to you.

17.     WARNINGS

If not covered by the Summary Dismissal clause the procedure will be

1. Oral warning; 2. Written warning with two weeks minimum evaluation; 3. Final Notice

18.     SUMMARY DISMISSAL

        18.1. The customer is the source of your employment and anything that breaches the relationship between the customer and the company is cause for instant dismissal.

        18.2. Without precluding any other grounds the following will cause instant dismissal: theft, sabotage, assault on a customer or fellow worker, deception.




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19.     RETIREMENT

The retirement age for all employees is 65. However the employer may continue to offer employment beyond this age on a casual basis.

20.     CONFIDENTIALITY

        20.1. Any trade, professional or other like information of a confidential nature gained by the employee during the course of employment shall not without the specific authority of the employer, be passed on to any person who would be in a position to use such information to the detriment of the employer. Nor must it be used for personal gain.

        20.2. Any secrecy agreement entered into by the company with a third party whether prior or after this contract, is binding on all employees as though they had signed the agreement.

        20.3.   This  clause  (20  -  CONFIDENTIALITY)   is  binding  after  the
                termination of the employment contract.

21.     OTHER EMPLOYMENT

Employees must not, without the written consent of the employer, undertake any other paid employment that may conflict with the interests of the employer or which may impair the ability of the employee to perform their expected functions.

22.     PERSONAL GRIEVANCE/DISPUTES

        22.1. The Company consider it desirable that any dispute over the interpretation, application or operation of this contract or any grievance of any employee is resolved as quickly as possible, at the place of work, between us.

        22.2. Personal grievances and disputes shall be as defined under the Employment Contracts Act 1991. Personal Grievance procedures shall be in accordance with the First Schedule of the Employment Contracts Act 1991. Disputes procedures shall be in accordance with the Second Schedule of the Employment Contracts Act 1991.

23.     VARIATIONS

Any of the terms and conditions contained in this contract may be varied by mutual agreement.

24.     OTHER PROVISIONS

        24.1. I agree to abide by all Company Policies as may from time to time be in operation.




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        24.2.   I agree to work a  reasonable  number  of hours in  excess of my weekly hours as may be required by the Company.

        24.3. I agree, in the event of termination of my employment to the deduction from my final pay for any company property not returned, or other debt owing to the company, whatsoever it may be.

        24.4. I agree, during the period of my employment or at any time thereafter, not to disclose to any unauthorised person or company, or otherwise make use of, any confidential or secret information related to or obtained as a result of my employment with the Company including, without limiting the generality: of processes, customer lists, formulae, designs, new products, finances or relating to know-how, inventions, improvements or other matters connected with the products or services manufactured, marketed, provided or obtained by the Company.



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